Exhibit 99.1

ChineseInvestors.com, Inc. Announces that its Subsidiary

ChineseHempOil.com, Inc. Launched its OptHemp Product Line on Amazon

for Singles Day 2017

SAN GABRIEL, CA (November 14, 2017) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announced that its wholly owned subsidiary, ChineseHempOil.com, Inc., launched its OptHemp product line on Amazon.com kicking off a multi-channel campaign geared to both the US and Chinese-American markets during the 9th annual Singles Day Celebration.

This commences the e-commerce marketplace initiative that the Company set into motion in early June through a strategic partnership with Quiverr Collective (“Quiverr”), a subsidiary of Advantage Solutions. Quiverr is a top 100, platinum level partner seller on Amazon Marketplace and has agreed to include the OptHemp product line in its limited catalog for resale through the Amazon Channel. Advantage Solutions is a national sales and marketing agency that specializes in providing business solutions including headquarter sales services, analytics, insights and intelligence, retail services, marketing, digital technology and business process outsourcing. The OptHemp products launched on Amazon.com represent the Company’s first use of Amazon for product sales.

"We are excited about the Amazon launch for Singles Day, 11/11/ 2017. Guanggun Jie which translated literally means "Single Sticks' Holiday" is an entertaining festival widespread among young Mainland Chinese people, to celebrate being single. This festival has become one the largest offline and online shopping days in the world, and as it has morphed into a global shopping holiday in the last several years; therefore, we thought it was the perfect day to launch with Amazon.com in advance of the holidays,” said Warren Wang CEO.

The Company also has plans to launch two new, first-of-their-kind products that will be available on Amazon.com before the Black Friday and Cyber Monday shopping extravaganzas. With two product lines launching on Amazon.com, the Company hopes to make the most of the upcoming holiday buying season positioning itself to earn generous revenues.

The entire OptHemp line can be viewed on Amazon.com at:

https://www.amazon.com/dp/B076T9452S

https://www.amazon.com/dp/B076TQHTPJ

https://www.amazon.com/dp/B076TJZQJV

https://www.amazon.com/dp/B077BQ44YK

https://www.amazon.com/dp/B077BPFD21

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
ChineseInvestors.com, Inc.
227 W. Valley Blvd, #208 A
San Gabriel, CA 91776

Investor Relations:
Alan Klitenic
+1.214.636.2548

Corporate Communications:
NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com
212.418.1217 Office
Editor@NetworkNewsWire.com

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